Exhibit 99.1

Slide 1: Cover Slide

FIRST UNITED CORPORATION

2019 Annual Meeting of Shareholders’ Presentation

May 16, 2019

JOHN W. McCULLOUGH

Slide 2: John W. McCullough

With the voting complete, the business portion of the meeting is now closed. I now present, Carissa L. Rodeheaver, Chairman of the Board, President, and Chief Executive Officer, who will bring you, the shareholder, up to date on the business of the Corporation.

Slide 3: Directors

CARISSA RODEHEAVER

Slide 4: Carissa Rodeheaver

Good Morning fellow shareholders, and welcome to the 2019 Shareholders’ Meeting. I appreciate your interest in attending and for your support over the last year.

Slide 5: Forward-Looking Statements

Before we begin our presentation, I would like to direct your attention to the Forward-Looking Statement Disclosure, which is displayed on the screen for your review.

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Slide 6: Our Doors Are Open

We believe in our communities. We believe in the people, families and businesses that live in and serve our communities. While other banks are closing their doors, we’re expanding our presence to serve.

Slide 7: Emerald Pointe

During 2018, we increased our presence in the Washington County market with our new community office at Emerald Pointe in North Hagerstown, Maryland. We also added new lenders to our Martinsburg and Morgantown, West Virginia markets and increased our Wealth Management presence to better serve our customers’ needs. Our doors are open, and we welcome you to come on in and let us assist you with your financial needs!

Slide 8: Technology

In today’s banking environment, physical presence is just one way we serve our communities. Technology has opened many other doors, giving us the opportunity to expand our presence through mobile and internet banking, on-line deposit openings and loan applications. Convenience and accessibility are more important than they have ever been. They are no longer options but are expectations. Electronic and mobile banking allow customers to bank when and where they choose. We are and will continue to be open to innovation, open to the use of technology, open to creating a unique and inviting banking experience and open to our community. Put simply, we are passionate about helping our customers and providing unique financial solutions. We are trusted advisors interacting with our community and our customers.

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Slide 9: Corporate History

To better understand our future, it is important to remember our past. Our bank is over 118 years old, founded in 1900 for traditional banking services, adding wealth management in 1963. We expanded into West Virginia in 1988 and have grown both organically and through the acquisitions of The Bank of Piedmont, Cumberland Savings Bank, Myersville Bank and a handful of branches in Martinsburg, WV. 2016 brought our new brand, introducing brighter, more modern colors and the new logo. The brand formed the foundation for the physical transformation of our community office network as we created a modern aesthetic, high-technology office staffed by well-rounded relationship advisors.

Slide 10: Corporate Highlights

First United is the eighth largest bank headquartered in Maryland and the only bank headquartered west of Frederick as well as the only publicly traded company and the only bank headquartered in Garrett County, employing 351 associates throughout our community office network and operations center. Our stock trades publicly on the NASDAQ Stock Market.

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Slide 11: Map

We have 25 community offices throughout our footprint with 16 located in Maryland and nine in West Virginia. Starting in the West, our branch network touches Bridgeport and Morgantown in Harrison and Monongalia Counties, West Virginia spanning Eastward in Garrett, Allegany, Washington and Frederick Counties in Maryland, as well as Mineral and Berkeley Counties in West Virginia.

Slide 12: 2018 Strategic Initiatives

2018 strategic initiatives centered around enhancing the customer experience to generate increased core earnings and to create a performance model that would allow for future growth and expansion. This was all with the mindset of increasing shareholder value. Our community office transformation continued as we updated another third of our offices. We expect to complete the offices in 2019. We have found that the branch transformations have provided the perfect setting for our personal, face to face customer interactions; but the foundation for the customer experience starts with our associates and efficient processes.

Slide 13: Associate Focus

Our branch transformations have resulted in functional, convenient and technologically innovative locations. Our mobile and internet banking and enhanced ATM network allow us to open the doors to our customers with 24/7 access to their accounts and our wide array of financial products and services. Our investment in technology provides a safe and sound platform for our customers. However, as Bill Streets, editor of The Financial Brand, points out in a recent edition, while the fundamentals of location, function and product are necessary, the key to branch relevance is keeping our bankers relevant. That is why our strategic plan places a significant focus on hiring the right people, providing them education and development opportunities and empowering them to make decisions.

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We have identified leaders in our company and are providing them opportunities to think strategically, plan projects and to execute on those plans. Every associate has some form of individual development plan to focus on their personal growth and we have recognized the value of our younger associates and are learning from them what banking in the future looks like and how to best communicate with their generations. On Veterans’ Day, we brought our company together to not only honor our Veterans but to also focus on career opportunities, personal networking and how to prepare our associates for upward and horizontal career movement.

Slide 14: Zelle®

Being attentive to customer wants and needs these days involves being open to technology and innovation. A recent addition to our technology offerings is the ability to transfer money from one person directly to another using a mobile device– no cash involved, no matter where they bank! Our former People Pay product has evolved to our ability to offer Zelle®, a popular and known money transfer solution.

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Slide 15: YouFirst

Our newest line of checking accounts offers a bundled approach to banking with no ala carte fees! One price includes unlimited access to Zelle®, unlimited mobile deposit capture, e-statements, a free replacement debit card, one free overdraft for that ‘oops’ moment; as well as identity protection, prescription discounts, travel savings and emergency travel assistance. It also encourages shopping locally as we have partnered with our local business owners to provide on the spot coupons and discounts. Our recent affiliation with Bazing has allowed us to add additional value to this product! Our ability to deliver a more personalized customer experience will translate to a deeper, sustainable and more profitable customer relationship.

Slide 16: Community

It is this personalized customer experience along with our community focus that will set us apart from our competition. We encourage our associates to engage in our local communities – because that is what community bankers do. We engage. We invest our time and money. We believe in the prosperity of our hometowns and the financial future of our community-oriented business owners, friends and neighbors.

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Slide 17: Community Support

As shareholders, we trust that you recognize the important role that our bank plays in our community. Without our financial support and personal engagement, there would be a void in funding for some of our non-profit agencies and local charities. There would be many vacant roles on their boards. Vacant buildings would appear in our local towns and the tax rolls of our municipalities would be impacted. More importantly, local jobs and families would be impacted. I often hear community members asking residents to shop locally. I would add the importance of banking locally. Community banks are key to the vitality of the markets they serve.

Execution of our strategic initiatives for 2018 resulted in improved earnings, solid loan growth, good asset quality and a strong capital position. For the next few minutes, I would like to highlight our current financial position and our improved franchise value.

Slide 18: Financial Highlights

Total assets surpassed $1.4 billion in the first quarter of 2019 with just over $1 billion in loans. We have $1.1 billion in deposits with a current loan to deposit ratio of 89%. Our Wealth Management department provides a healthy stream of fee income to our bank as we have over $887 million in trust assets and $296 million in brokerage assets under management.

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Slide 19: Capital Ratios

Over the five-year period from 2014 to 2018, capital ratios have remained very strong, allowing your company to fully repay the higher cost preferred stock and trust preferred debentures that were used to shore up capital during the recession and subsequent recovery. The black and red bars on this chart represent the level of capital necessary to remain well-capitalized, including the capital conservation buffer required by the Basel III capital requirements.

Slide 20: Capital Components

The primary component of capital is now common equity from the investment by you, our shareholders, as shown by the bright red portion of the chart on the right. Our tangible common equity ratio has improved year over year.

Slide 21: Market Share

Our deposit portfolio is comprised of core, low-cost deposits. Banks are typically ranked within markets based upon their share of total deposits. I am pleased to report that we have the number one market share in Garrett County, Maryland and in Mineral County, West Virginia and we hold the third highest share in Allegany County, Maryland. We believe that we have a huge opportunity to improve market share in the remaining counties because they all provide us with robust demographics and growth potential.

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Slide 22: Diversified Revenue Stream

The Bank’s revenue stream is well-diversified as demonstrated on this chart. While a large percentage of the revenue comes from net interest income, the Wealth Management department contributes approximately 14% through fee income. This source of income has continued to grow as the assets under management have increased. Our growing treasury management services and debit card income also provide additional service charge and fee income due in part to the growing commercial deposit portfolio and consumer reliance on debit card usage.

Slide 23: Earnings Per Share and TBV/Share

Well-trained, knowledgeable and trusted banking advisors and innovative technology, customized products and solutions, combined with a commitment to the betterment of our communities, adds up to enhanced shareholder value. This is demonstrated in our financial performance. Diluted earnings per share has more than tripled during the period from 2014 through 2018, resulting in a compound annual growth rate of 33%. During the same period, tangible book value per share increased by 37% at an 8.21% compound annual growth rate.

Slide 24: Dividend

It is this solid capital position and our improved earnings that allowed us to reinstitute our common stock dividend in the second quarter of 2018 at $.09 per share, per quarter. As of the close of business on March 31, 2019, the dividend yield on your investment was 2.09% and the dividend payout ratio for the first quarter of 2019 was 26.5%. Your board plans to continue to increase this dividend, targeting a payout ratio between 20% and 25% of earnings as the financial performance of the Bank permits.

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Slide 25: Stock Performance

Our stock price was volatile in 2018. The stock started the year at a strong $17.40 per share at December 31, 2017, peaked at $24.10 in mid-June and ended the year at $15.92 on December 31, 2018. We believe that the peak in June resulted from news of First United Corporation stock entering the Russell 3000 index. Following the news, the stock price traded at normal values before dipping with the market during the last quarter of 2018. Since year-end, we have recovered much of that decline, closing at $18.92 on April 30, 2019. For the five-year period ended December 21, 2018, First United stock has more than doubled in price, increasing from $7.67 to $15.92, which is a 108% return, while the KBW Nasdaq Bank Index increased 24% over the same time period.

Slide 26: Total Return

This chart shows that the percentage change in total return on First United Corporation stock, represented by the gold line, has outperformed the SNL U.S. Bank Index, the burgundy line, since late in 2015.

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Slide 27: Stock Repurchase

Our capital ratios are strong and our earnings have steadily increased. For this reason, last week we announced a stock repurchase plan for up to 5% of the outstanding shares of First United Corporation common stock. The stock may be repurchased either in the market or through private transactions at fair market value. We believe that this is yet another way for us to enhance shareholder value, as the repurchase of shares will enhance our return on equity and increase your earnings per share, as well as increase the relative ownership in the Company for all remaining shareholders.

Slide 28: Bauer Rating

Our financial performance in 2018 has earned First United Bank & Trust the Bauer Financial Five-Star rating. A bank rated as a five-star institution is recommended by Bauer and is considered to be Superior. Bauer Financial is an independent bank research firm and is regarded as a reputable source by federal and state regulators as well as retail consumers.

Slide 29: Tonya Sturm

At this time, I would like to introduce Tonya Sturm, Senior Vice President and Chief Financial Officer, to provide additional details about our 2018 financial performance.

TONYA STURM

Thank you, Carissa. Good Morning!

Today, I will highlight our 2018 financial performance as well as a few highlights for the first quarter of 2019, which were released last week in the Quarterly Report on Form 10-Q. For more details, I encourage you to read the discussions of our financial condition and results of operations contained in our 2018 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which are both available to all shareholders on our website.

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Slide 30: Trend in Total Assets

The two key components that most impact the balance sheet are profitably growing high quality assets and improving capital ratio.

Margin and core earnings are strongly influenced by asset growth and the composition of our asset mix. As indicated on the left side of this chart, we saw an increase in total assets from 2017 through 2018. The asset growth in 2018 was driven primarily by significant loan growth, which we will talk about shortly.

For the first quarter of 2019, we saw additional balance sheet growth when compared to assets at December 31, 2018 due to increased cash balances as a result of strong deposit growth.

The right side of this slide shows the composition, or asset mix at December 31, 2018. The Bank continues to be predominantly invested in loans as can be seen in the blue section of this chart. The percentage of investments decreased slightly in 2018 when compared to December 31, 2017 due to normal cash flows.

Slide 31: Trend in Loan Balances

As previously mentioned, we saw significant loan growth during 2018 when compared to 2017. Consumer loans grew by $10.6 million related to the first quarter purchase of a $10.0 million student loan pool. Residential mortgage loans, including home equity loans, grew by $38.3 million. This growth was a result of $23.3 million in organic loans as well as the purchase of a $15.0 million pool of 1-4 family residential loans located in our geographic market early in the first quarter of 2018.

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During 2018, the Federal Reserve continued to raise rates leading to the desire of many consumers to lock their rate into a longer-term, fixed rate product. We utilized Fannie Mae as an outlet to sell these loans. However, we continued to have success with our adjustable rate programs. The commercial loan portfolio grew by $66.3 million. This commercial growth was diversified in all segments of commercial real estate (“CRE”), acquisition and development (“A&D”) and commercial and industrial (“C&I”) loans.

The chart on the right side of this slide shows the composition of the loan portfolio at December 31, 2018. Residential mortgage and other consumer loans comprise 47% of total loans and are represented by the gold section. The Commercial portfolio, at 53% of total loans, is diversified in commercial real estate, commercial and industrial, and acquisition and development loans, and is represented by the red section in the chart. This composition has remained the same for the past several years.

During the first quarter of 2019, our loan portfolio decreased slightly as compared to December 31, 2018. Production in both the mortgage and commercial portfolios were offset by early payoffs in the commercial portfolio.

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Slide 32: Trend in Deposits

Total deposits increased $28.1 million in 2018. Our core deposits remained flat at December 31, 2018 when compared to 2017 as can be seen by the red portion of the bar in the chart on the left side of this slide. Pricing pressures continued throughout 2018 in all our markets which drove rate increases on most of our deposit products as well as the introduction of a higher rate money market product late in 2018. Our retail market continued to use special pricing to retain and attract new money from our full relationship customers.

Retail CDs, the blue portion of the bar, declined slightly at December 31, 2018 when compared to 2017. Brokered CDs, or the gold portion of the bar, increased in 2018. Maturing long-term borrowings were replaced with the purchase of two short-term brokered CDs totaling $25.0 million as a tool to lock in interest expense in a rising rate environment and manage interest rate risk.

For the first quarter 2019, deposit balances increased by $63.1 million. This increase was driven by increased balances on existing accounts as well as new relationships in our core variable rate deposit products, including non-interest-bearing demand deposits, traditional savings accounts and money market accounts. Retail CDs also saw moderate growth in the first quarter as compared to December 31, 2018. As a result of this deposit growth, we were able to fully repay the $40.0 million of short-term borrowings on our balance sheet at December 31, 2018.

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Moving to the chart on the right side of this slide, core accounts, or the light and dark gray and bright red sections, make up 76% of total deposits, with certificates of deposit, the blue section, comprising 24% of total deposits.

Slide 33: Asset Quality Trends

The main ratio we monitor with respect to asset quality is the coverage ratio. This ratio compares our exposure to substandard loans, investments, and other real estate owned to our Tier 1 capital plus capital that has been set aside in the allowance for loan losses. It is essentially a measure of the risk that these adversely classified assets pose to our capital and is represented by the red line on this chart. As a result of reducing each of the substandard asset classes, we have successfully reduced our adversely classified assets as a percentage of capital to under 15% at December 31, 2018. During the first quarter of 2019, we saw a slight tick upward to just under 18% relating to one well-secured loan. The red portion of each bar represents substandard loans, the gray represents other real estate owned and the blue represents substandard investments in collateralized debt obligations, which were all pass rated as of the second quarter of 2017; therefore, having no impact on this ratio for 2018 or the first quarter of 2019.

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Slide 34: Components of Capital

As we have discussed in prior years, we have been focused on shifting the mix in our capital composition to higher levels of tangible common equity.

As can be seen by the red portion of the right side of this chart, common equity capital, has increased to 74% of capital at December 31, 2018 from 45% of total capital at December 31, 2014.

Slide 35: Net Interest Margin

The largest component with the biggest impact to strengthening core earnings is net interest income which is interest earned on loans and investments less interest paid on deposits and borrowings.

Net interest income is measured by the net interest margin. The yield on earning assets has been favorably impacted over the past several years by changes in the asset mix and more recently, the increasing rate environment. With four Federal Reserve rate increases in 2018, loans repricing at higher rates and new loan production booked at higher rates, we recorded higher interest income. The result of these actions can be seen by the black trend line for the yield on earning assets.

The liability side of the balance sheet impacts the cost of funds. As I mentioned earlier, increased pricing pressure on our deposit products in all our markets as well as the increased costs associated with an increase in short-term borrowings negatively impacted our cost of funds. The blue trend line shows a slight increase in the cost of funds.

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These efforts resulted in an increase in the net interest margin to 3.74% at December 31, 2018, from 3.37% at December 31, 2017, which can be seen by the red trend line in the middle of this chart.

For the first quarter of 2019, the net interest margin remained stable at 3.72%.

Slide 36: Other Operating Income and Expense

The final two core components of earnings are other operating income and expense. Other operating income includes wealth management income, service charge income, debit card income and income from bank owned life insurance. Other operating income, excluding gains and losses booked on the sale of investments and other real estate owned increased as a result of increased in wealth management and debit card income.

Other operating expenses increased for the year ended 2018 when compared to 2017. We saw an increase in salaries and benefits, primarily from new hires and increased health care costs, an increase in data processing expenses due to new services implemented 2018, an increase in equipment expense from increased depreciation expense from the branch renovations related to our new branding efforts throughout the Company, and increased other real estate owned (“OREO”) expenses due to valuation allowance write-downs on properties.

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Slide 37: Wealth Management

Revenue in Wealth Management is primarily attributable to assets under management. The year-end 2018 decline in market values, offset by successful sales from our Wealth Management sales teams, slightly decreased assets under management to $810 million in Trust and $273 million in Investment Services.

Our Wealth Management group posted a 9% increase in revenues in 2018 over 2017 to $7.8 million. Wealth Management income continues to be a focus in 2019.

Slide 38: Net Income Available to Common Shareholders

Consolidated net income available to common shareholders for 2018 was $10.7 million compared to $4.1 million for 2017. The increase in earnings for 2018 was attributable to the increase in net interest income and the one-time charge of $3.2 million in tax expense recorded in 2017.

In early April, your Company announced earnings of $3.2 million for the quarter ended March 31, 2019, which resulted from maintaining net interest income, and stable other operating income and operating expenses. For more details on the first quarter of 2019 results, I encourage you to read the Quarterly Report on Form 10-Q which is posted on our website.

Slide 39: Earnings per Common Share

This next slide shows the earnings per common share of $1.51 for 2018 as compared to $.58 for 2017. The increase in earnings per common share was attributable to the additional one-time tax expense in 2017 as we just discussed. This one-time tax expense equated to a reduction of $.49 per common share, or the gold portion of the bar.

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For the first quarter of 2019, earnings per common share was $.44 related to $3.2 million of net income available to common shareholders.

At this time, I will turn the presentation back over to Carissa. Thank you!

CARISSA RODEHEAVER

Slide 40: Carissa Rodeheaver

Thank you, Tonya!

Slide 41: 2019 Strategic Initiatives

As Tonya mentioned in her presentation, 2019 performance has continued the positive trajectory that we experienced in 2018. Our 2019 strategic plan focuses on five areas: human resources, the customer experience, productivity and efficiencies, customer and product profitability, and growth and expansion.

Slide 42: 2019 Strategic Initiatives - Human Resources

Our management team and board fully believe that the success of a company starts with its associates. As the employment landscape continues to become competitive and the labor markets tighten, we are focused on our recruiting efforts, enhanced training and associate development programs to increase retention and succession planning for key roles in all departments.

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Slide 43: 2019 Strategic Initiatives – Customer Experience

Well-trained, passionate and helpful associates are at the heart of the customer experience. However, to attract the right customers we must customize our marketing efforts on our different customer demographics and geographic regions. We must segment these demographics and continue to emphasize customer profiling and needs identification. Our operational and customer-facing associates must work together to deliver quality service and top-of-the-line products. To measure our progress, we will survey our customers, both formally and informally, to determine our success in meeting their needs and creating an exceptional experience.

Slide 44: 2019 Strategic Initiatives - Productivity and Efficiencies

While customer satisfaction is and will always be our primary goal, we recognize that our teams must deliver the customer experience in a more efficient and cost-effective manner. Every associate understands how their contribution impacts the overall success of our company. By fully utilizing the technology we have implemented over the past few years, increasing the profitability of our branch network, improving our staffing levels and working more efficiently we can achieve higher productivity and resulting in a lower efficiency ratio.

Slide 45: 2019 Strategic Initiatives - Customer and Product Profitability

To improve our cost structure, we are educating our customers on the multiple service channels we have available, optimizing the mix of products and services that we offer and looking for opportunities to grow our customer relationships and to build our fee income through our treasury management and wealth management offerings.

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Slide 46: 2019 Strategic Initiatives - Growth and Expansion

We continue to be focused on profitably growing our balance sheet. I highlight the word ‘profitable’, as we will not grow for the sake of growth alone. Rather, we will expand through profitable organic growth in our loan portfolio as well as through expansion of our wealth management customer base. Additionally, we will seek opportunities to acquire other wealth management companies and other banking partners. Finally, as markets demand, we will expand our market presence through full and limited-service community offices. We are mindful of the ever-changing banking industry and will seek to provide innovative and efficient venues to serve our existing customers and to attract new customer relationships.

Slide 47: Leadership Team

Your tenured and experienced management team brings over 220 years of collective experience in the banking industry. I would like to ask that the executive leadership team please stand and remain standing. This team leads your company and we are blessed to have a team of associates working with us who are all passionate about serving our customers, who are knowledgeable and curious enough to ask questions, identify customer needs and to customize financial solutions. Our leadership team and all associates are diligently focused on enhancing your shareholder value.

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Slide 48: Board of Directors

At this time, I would like to ask our Board of Directors to also stand. It is our Board who provides steadfast guidance and corporate governance to your leadership team. I would like to personally thank each of you for your guidance and the leadership that you provide to First United Corporation.

Slide 49: Thank You for Your Service

Before we finish today, I want to recognize two individuals from this team who will be retiring in 2019. We want to thank them for their contributions to the banking industry and to First United Bank & Trust. We are sad to lose them from our banking family, but we are all happy for them as they move into the next chapter of their lives. Please join me in thanking Robert Stuck, Director for 24 years and Beverly Sines, Senior Vice President and Chief Credit Officer who has served First United for 43 years. Congratulations and thank you for your service. We wish you the best in your retirement.

Slide 50: My Bank is First United

As we conclude today, I would like to thank you, our shareholders for your confidence and investment in First United Corporation. You can rest assured knowing that our doors are more open than ever as we provide innovative and resourceful bankers, the perfect blend of personal service and technology and unique financial solutions. We are trusted advisors interacting with our community and our customers.

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I invite you to come on in! We welcome you to stop by one of our community offices and let us help create a financial plan to serve you, your families, business partners and your employees today, tomorrow and at every stage of life. Let us show you how to use banking technology when and where it suits you the best. Let us serve your financial needs in our unique and inviting atmosphere. The doors to this community bank are open!

Slide 51: Thank You

Thank you for your attendance today and your confidence in First United Corporation!

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First United Corporation Annual Shareholders’ Meeting May 16, 2019

John W. McCullough 2 Director and Chairman of the Shareholders’ Meeting

3 ELECTION OF DIRECTORS Kathy Burkey Bob Rudy Andy Walls

Carissa Rodeheaver 4 Chief Executive Officer and Chairman of the Board

5 FORWARD LOOKING STATEMENTS This presentation contains “forward - looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995 relating to, among other things, First United Corporation’s plans, strategies, objectives, expectations, intentions and adequacy of resources. You should be aware of the speculative nature of forward - looking statements. Statements that are not historical in nature, including those that include the words “anticipate”, “estimate”, “will”, “should”, “expect”, “believe”, “intend”, and similar expressions, are based on current expectations, estimates and projections about, among other things, the industry and the markets in which we operate, and they are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties. Actual results could be materially different from management’s expectations. This presentation should be read in conjunction with our Annual Report on Form 10 - K for the year ended December 31, 2018 and our Quarterly Report on Form 10 - Q for the quarter ended March 31, 2019, including the sections of those reports entitled “Risk Factors”, as well as the reports and other documents that we subsequently file with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov or at our website at www.mybank.com . Except as required by law, we do not intend to publish updates or revisions of any forward - looking statements we make to reflect new information, future events or otherwise.

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7 EMERALD POINTE – OPENED NOVEMBER 2018

8 WE’RE OPEN TO: INNOVATION AND TECHNOLOGY

CORPORATE HISTORY ▪ Founded in November 1900 ▪ Have grown over the 118 years both organically and through acquisition ▪ Began offering wealth management services (trust and investment brokerage) in 1963 ▪ Expanded into West Virginia in 1988 as result of changes to interstate banking regulations ▪ Introduced new brand in 2016 and began physical transformation of branch network to a modern aesthetic, high - technology office with Universal Banker model 9

10 CORPORATE FRANCHISE HIGHLIGHTS ▪ 8th largest bank headquartered in Maryland, only bank headquartered west of Frederick, and only bank headquartered in Garrett County ▪ Stock publicly traded on the NASDAQ Stock Market, (Ticker = FUNC), only publicly traded company with headquarters in Garrett County ▪ Total number of associates 351 ▪ Total number of branches 25

11 WHERE WE ARE Total Offices 25 • Maryland 16 64% • West Virginia 9 36%

2018 STRATEGIC INITIATIVES 12 1. Provide a seamless, frictionless customer experience – people and process 2. Increase core earnings through regionalized plans 3. Plan for future growth and expansion (capital) 4. Continue our branch transformation, branding initiatives and technology penetration

13 2018 ASSOCIATE FOCUS

14 WE’RE OPEN TO: INNOVATION AND TECHNOLOGY

15 YouFirst Checking SIMPLIFY YOUR BANKING EXPERIENCE. SHOP LOCAL. SAVE LOCAL. TRIPLE THREAT PROTECTION, AND MORE WE’RE OPEN TO: INNOVATION AND TECHNOLOGY

16 We believe our communities flourish when we work together. We don’t just work here, we live here and we serve here. WE’RE OPEN TO: COMMUNITY

17 6,500 Dollars raised for the charity Ronald McDonald House0 15,500 Pounds of food donated to the MBA Embrace Life, Nurture Success Food Drive 200,000 dollars in contributions to our local communities 650 Combined hours of community education outreach 243 community involved associates 9,600 Cases of water donated to West Virginia flood relief 600 hours of community financial education outreach 23,000 Dollars raised for United Way through Annual First United Golf Tournament 45,000 hours of volunteerism throughout our communities 25,500 dollars raised for a variety of community cause efforts 18,500 dollars raised for United Way through Annual First United Golf Tournament

18 CORPORATE FINANCIAL HIGHLIGHTS (at March 31, 2019) Total Assets $ 1.4 billion Total Loans $ 1.0 billion Total Deposits $ 1.1 billion Loan / Deposit Ratio 89% Total Trust Assets under Management $ 887 million Total Brokerage Assets under Management $ 296 million Q1 19 Unaudited

19 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 2014 2015 2016 2017 2018 CET1 Leverage Tier 1 Total Regulatory Well - Capitalized Regulatory Minimum plus fully phased - in Capital Conservation Buffer CET1 7.0% Tier 1 RB 8.5% Leverage 5.0% Total 10.5% CAPITAL RATIO TRENDS AT CORPORATION

20 45% 15% 13% (18)% 9% Tier 1: Common Equity, before AOCI Tier 1: Qualifying TRUPs Tier 1: Series A Preferred Stock Tier 1 Reductions: Goodwill, Disallowed DTA, AOCI (2014) Tier 2: Qualifying ALL, excess TRUPs December 2014 74% 16% (8)% 6% December 2018 COMPONENTS OF CAPITAL

21 SHAREHOLDER VALUE - MARKET SHARE Market # Offices FUNC Deposits ($000) Total Deposits in Market ($000) Market Share Rank Western Maryland HQ (Region 1) Garrett MD 5 333,061 560,430 59.43% 1 Greater Cumberland (Region 2) Allegany MD 3 148,226 727,946 20.36% 3 Mineral WV 2 89,648 255,217 35.13% 1 West Central MD (Region 3) Washington MD 3 91,198 2,238,085 4.07% 6 West Central MD (Region 4) Frederick MD 4 159,295 4,703,396 3.39% 10 Eastern Panhandle WV (Region 5) Berkeley WV 3 122,965 1,391,685 8.84% 5 North Central WV (Region 6) Monongalia WV 3 98,732 2,458,650 4.02% 7 Harrison WV 1 1,668 1,455,833 0.11% 15 All Regions 24 1,044,793 13,791,242 7.58% 5 Based on FDIC Market Share Data as of June 30, 2018

22 74% 14% 10% 3% Net interest margin, after provision Wealth management Service charges and debit card income Other 2018 SHAREHOLDER VALUE - DIVERSIFIED REVENUE STREAM

SHAREHOLDER VALUE – EPS AND TBV/SHARE 23 $0.48 $0.87 $0.84 $0.58 $1.51 $10.92 $12.75 $13.19 $13.78 $15.92 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $0.00 $0.40 $0.80 $1.20 $1.60 2014 2015 2016 2017 2018 Tangible Book Value per Share Earnings Per Share $ 0.49 $ 0.78 * 2015 includes $0.78 relating to 1 - time arbitration award; 2017 reflects add - back of impact of $0.49 1 - time adjustment to deferred taxes relating to 2017 Tax Act

24 SHAREHOLDER VALUE - DIVIDEND YIELD AND PAYOUT RATIO » Resumed quarterly dividend payments in Q2 2018 » Dividend Yield: Current Dividend (annualized) / Current Share Price March 2019 Dividend Yield: 2.09% » Dividend Payout Ratio: Current Dividend / Net Income March 2019 Dividend Payout Ratio: 26.5%

25 SHAREHOLDER VALUE - MOST RECENT 5 - YEAR STOCK PRICE CHANGE %: FUNC VS. KBW NASDAQ BANK INDEX FUNC Compound Annual Growth Rate December 2013 – December 31, 2018: 15.73% 12/31/13 12/31/18 % Change First United Corporation $7.67 $15.92 107.56% KBW NASDAQ Bank Index $69.26 $85.79 23.87%

26 SHAREHOLDER VALUE - % TOTAL RETURN - 5 YEARS ENDING APRIL 30, 2019 NASDAQ: FUNC 119.31% SNL U.S. BANK INDEX: 64.17%

27 » Announced April 30, 2019 » 354,449 shares authorized » Market or private transactions at fair market value » Enhanced ROE and EPS » Increased ownership for remaining shareholders SHAREHOLDER VALUE - STOCK REPURCHASE

28 SHAREHOLDER VALUE

Tonya Sturm 29 Senior Vice President and Chief Financial Officer

30 Trend in Total Assets $500 $800 $1,100 $1,400 2014 2015 2016 2017 2018 Q1 19 Millions 2% 17% 73% 8% Cash and cash equivalents Investment securities and FHLB stock Loans Other assets Asset Mix – December 2018 BALANCE SHEET TRENDS Q1 19 Unaudited

31 $400 $500 $600 $700 $800 $900 $1,000 $1,100 2014 2015 2016 2017 2018 Q1 19 Loans in Millions Total Loans 53% 47% CRE / A&D / C&I Consumer mortgage / installment Composition at December 2018 BALANCE SHEET TRENDS Q1 19 Unaudited

32 $0 $200 $400 $600 $800 $1,000 $1,200 2014 2015 2016 2017 2018 Q1 19 Millions Core Retail CDs Brokered Total Deposits 25% 15% 36% 24% NIB Demand NOW Money market / savings CDs Composition at December 2018 Money market includes ICS deposits held for Wealth Management customers; CDs include reciprocal CDARs held for customers BALANCE SHEET TRENDS Q1 19 Unaudited

33 103.80% 60.91% 34.76% 20.67% 12.69% 17.76% 0% 20% 40% 60% 80% 100% 120% $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2012 2014 2015 2017 2018 Q1 19 Adversely Classified Assets (millions) Adv Classified Loans Other Real Estate Owned Adv Classified CDOs Corp Coverage Ratio Trends in Adversely Classified Assets ASSET QUALITY TRENDS Q1 19 Unaudited

34 45% 15% 13% (18)% 9% Tier 1: Common Equity, before AOCI Tier 1: Qualifying TRUPs Tier 1: Series A Preferred Stock Tier 1 Reductions: Goodwill, Disallowed DTA, AOCI (2014) Tier 2: Qualifying ALL, excess TRUPs December 2014 74% 16% (8)% 6% December 2018 COMPONENTS OF CAPITAL

35 3.90% 3.83% 3.88% 3.99% 4.41% 4.60% 1.07% 0.97% 0.84% 0.78% 0.86% 1.13% 3.00% 3.04% 3.19% 3.37% 3.74% 3.72% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 2014 2015 2016 2017 2018 Q1 19 Yield on Earning Assets Cost of Interest-bearing Liabilities Net Interest Margin NET INTEREST MARGIN Q1 19 Unaudited

36 $8 $10 $12 $14 2014 2015 2016 2017 2018 Millions * Excluding gains/(losses), securities impairment, arbitration recovery Other Operating Income* $8 $18 $28 $38 $48 2014 2015 2016 2017 2018 Millions Operating Expense OTHER OPERATING INCOME AND EXPENSE

37 $0 $200 $400 $600 $800 $1,000 2014 2015 2016 2017 2018 Millions Trust Assets Investment Assets Assets Under Management $0.0 $2.0 $4.0 $6.0 $8.0 2014 2015 2016 2017 2018 Millions Revenue WEALTH MANAGEMENT

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS 38 $3.0 $10.3 $5.3 $4.1 $10.7 $3.2 $0 $2 $4 $6 $8 $10 $12 2014 2015 2016 2017 2018 Millions Impact of one - time arbitration award, securities activity $ 4.9 $5.4 Impact of one - time deferred tax asset revaluation

EARNINGS PER COMMON SHARE 39 $0.48 $1.65 $0.84 $0.58 $1.51 $0.49 $0.00 $0.40 $0.80 $1.20 $1.60 $2.00 2014 2015 2016 2017 2018 $ 1.07 Impact of one - time arbitration award, securities activity Impact of one - time deferred tax asset revaluation $ 0.78 $0.87

Carissa Rodeheaver 40 Chief Executive Officer and Chairman of the Board

2019 HIGH LEVEL STRATEGIES 41 » Human Resources » Customer Experience » Productivity and Efficiencies » Customer and Product Profitability » Growth and Expansion

2019 HIGH LEVEL STRATEGIES 42 Human Resources: » Strategic recruiting plans » Enhanced training programs » Individual associate development » Deeper level succession planning

2019 HIGH LEVEL STRATEGIES 43 Customer Experience: » Customized marketing plans » Customer segmentation and needs identification » Enhance collaboration between operational and customer facing departments » Customer surveys

2019 HIGH LEVEL STRATEGIES 44 Productivity and Efficiencies: » Improve branch profitability » Improve staff efficiencies » Leverage technology to improve process efficiencies

2019 HIGH LEVEL STRATEGIES 45 Customer and Product Profitability: » Optimize customer profitability through multiple service channels » Optimize product mix » Build fee income to lessen dependence on margin

2019 HIGH LEVEL STRATEGIES 46 Profitable Growth and Expansion: » Organic balance sheet growth » Opportunistic acquisitions of banking or wealth companies » Market expansion through satellite offices

47 Robert L. Fisher II 27 Years in Banking Senior Vice President Joined in 2013 Chief Revenue Officer Experience: Commercial, Retail and Mortgage, Credit EXPERIENCED LEADERSHIP TEAM Carissa L. Rodeheaver 27 Years in Banking Chairman of the Board, Joined in 1992 CEO & President Experience: Commercial, Retail, Mortgage, Credit, Wealth Management Karen L. Malecki 39 Years in Banking Vice President Joined in 2009 Director of Strategic Initiatives Experience: Financial Analysis, Accounting, Project Management Keith R. Sanders 26 Years in Banking Senior Vice President Joined in 2002 Senior Trust Officer Experience: Wealth Management Jason B. Rush 26 Years in Banking Senior Vice President Joined in 1993 Chief Operating Officer Experience: Retail Banking, Compliance, Operations, Risk, Mortgage Lending Beverly A. Sines 43 Years in Banking Senior Vice President Joined in 1976 Chief Credit Officer Experience: Credit, Operations, Retail Banking, Lending Tonya K. Sturm 33 Years in Banking Senior Vice President Joined in 1996 Chief Financial Officer Experience: Finance, Audit, Credit, Risk, Retail Banking Over 220 Years Of Experience

48 BOARD OF DIRECTORS John F. Barr Brian R. Boal M. Kathryn Burkey Robert W. Kurtz Elaine McDonald Gary R. Ruddell I. Robert Rudy Marisa A. Shockley Robert G. Stuck H. Andrew Walls, III Carissa L. Rodeheaver, Chairman of the Board John W. McCullough, Lead Director

THANK YOU FOR YOUR SERVICE! 49 Robert Stuck Director Beverly Sines Senior Vice President and Chief Credit Officer

“My bank is First United!” 50

Thank You! 51